Report of Independent
 Registered Public Accounting
Firm

To the Shareholders and
Board of Trustees of
Federated GNMA Trust:
In planning and performing
our audits of the financial
statements of Federated
 GNMA Trust (the  "Fund")
as of and for the year
ended January 31, 2009,
in accordance with the
standards of the Public Company
Accounting Oversight Board
 (United States), we
 considered the Fund's
 internal control over financial
reporting, including controls
 over safeguarding securities,
 as a basis for designing our
 auditing procedures
for the purpose of expressing
our opinion on the financial
 statements and to comply
with the requirements
of Form N-SAR, but not for
 the purpose of expressing
 an opinion on the
effectiveness of the Fund's
internal control over
financial reporting.
Accordingly, we express
 no such opinion.
The management of the
 Fund is responsible for
 establishing and
maintaining effective
internal control
over financial reporting.
 In fulfilling this
responsibility, estimates
and judgments by management are
required to assess the
expected benefits and
 related costs of controls.
 A company's internal control over
financial reporting is a
 process designed to
provide reasonable assurance
 regarding the reliability of
financial reporting and the
preparation of financial
statements for external
 purposes in accordance with
generally accepted
accounting principles.
 A company's internal
control over financial
reporting includes
those policies and
procedures that (1)
pertain to the maintenance
of records that, in reasonable detail,
accurately and fairly
 reflect the transactions
and dispositions of
the assets of the company;
 (2) provide
reasonable assurance that
 transactions are recorded
 as necessary to permit
preparation of financial
statements in accordance
 with generally accepted
accounting principles,
and that receipts and
expenditures of the
company are being made
only in accordance with
 authorizations of
management and
trustees of the company;
 and (3) provide
 reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition,
 use or disposition of a
 company's assets that
 could have a material
effect on the
financial statements.
Because of its inherent
limitations, internal
 control over financial
 reporting may not prevent
 or detect
misstatements. Also,
projections of any
 evaluation of
 effectiveness to
 future periods are
subject to the risk
that controls may
 become inadequate
 because of changes
in conditions, or
 that the degree of
compliance
with the policies or
procedures may deteriorate.
A deficiency in internal
 control over financial
reporting exists when
 the design or operation
of a control
does not allow management
 or employees, in the
normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis. A material
 weakness is a deficiency,
 or a combination
of deficiencies, in
internal control over
financial reporting,
such that there is a
reasonable possibility
 that a
material misstatement
 of the company's annual
or interim financial
 statements will not be
 prevented or
detected on a timely basis.
Our consideration of
 the Fund's internal
control over financial
 reporting was for the
limited purpose
described in the first
 paragraph and would
not necessarily disclose
all deficiencies in
internal control that
might be material weaknesses
 under standards established
 by the Public Company
Accounting Oversight
Board (United States).
However, we noted no
 deficiencies in the
Fund's internal control
 over financial
reporting and its
operation, including
controls over safeguarding
 securities that we
consider to be a
material weakness as
defined above as of
January 31, 2009.
This report is intended
 solely for the
information and use of
 management and the
 Board of Trustees of the
Fund and the Securities
and Exchange Commission
and is not intended to be
 and should not be used by
anyone other than these
specified parties.




Boston, Massachusetts
March 18, 2009